UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 10, 2004

NPS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23272	87-0439579
(Commission File Number)	(IRS Employer Identification No.)

420 Chipeta Way Salt Lake City, Utah	84108-1256
(Address of Principal Executive Offices)	(Zip Code)

(801) 583-4939

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On December 10, 2004, our Board of Directors increased the size of the Board from nine to eleven members effective January 3, 2005, and elected Michael W. Bonney and Rachel R. Selisker to the Board effective January 3, 2005, to fill the newly created directorships. Mr. Bonney will serve on the Nominating and Corporate Governance Committee of the Board and Ms. Selisker will serve on the Audit Committee of the Board.

Mr. Bonney has served since June 2003 as the President and Chief Executive Officer and as a member of the Board of Directors of Cubist Pharmaceuticals, Inc., a public biopharmaceutical company.

From January 2002 to June 2003, he served as its President and Chief Operating Officer. From 1995 to 2001, he held various positions at Biogen, Inc., a public biopharmaceutical company, including Vice President, Sales and Marketing from 1999 to 2001. Prior to that, Mr. Bonney held various positions of in sales, marketing and strategic planning at Zeneca Pharmaceuticals, ending his eleven-year career there serving as National Business Director. Mr. Bonney has a B.A. in Economics from Bates College. He is 45 years old.

Ms. Selisker has served since January 2001 as a Managing Director in the Raleigh, North Carolina office of Thomas Clive & Partners Inc., a venture capital firm based in London, where she focuses on the healthcare sector. She served from July 1987 to February 2000 as the Chief Financial Officer, and from February 2000 to January 2001 as Senior Vice President – Global Shared Service, of Quintiles Transnational Corp., a public pharmaceutical services organization. Ms. Selisker also served a director of Quintiles Transnational Corp. from November 1995 to February 2000. Ms. Selisker was a supervisor and staff accountant with the national accounting firm of Oppenheim, Appel, Dixon & Co. in Raleigh, North Carolina, from 1981 to 1987. She is a certified public accountant and received her accounting degree from Wake Technical College. Ms. Selisker is 48 years old.

We are not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K with respect to Mr. Bonney or Ms. Selisker. Additionally, there is no arrangement or understanding between either Mr. Bonney or Ms. Selisker and any other person pursuant to which either Mr. Bonney or Ms. Selisker was selected as a director.

Item 9.01 Financial Statement and Exhibits.

(c) Exhibits.

99.1	Form of Stock Option Grant Agreement to the 1998 Stock Option Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NPS PHARMACEUTICALS, INC.

/s/ HUNTER JACKSON
Hunter Jackson
CEO, President and Chairman of the Board

Date: December 16, 2004

EXHIBIT INDEX

Exhibit Number	Description
99.1	Form of Stock Option Grant Agreement to the 1998 Stock Option Plan.